UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

Xenomics, Inc.

(Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

420 Lexington Avenue, Suite 1701
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On November 14, 2006, Xenomics, Inc. (the “Company”) entered into a securities purchase agreement dated November 14, 2006 with the purchasers identified on the signature page thereto. Pursuant to the securities purchase agreement, we sold to the purchasers named therein $2.225 million aggregate principal amount of  our newly authorized 6% convertible debentures due November 14, 2008. The debentures have a term of three years and mature on November 14, 2008 unless accelerated in the event of a default. The debentures pay interest at the rate of 6% per annum, payable semi-annually on April 1 and November 1 of each year beginning November 1, 2007.  We may, in our discretion, elect to pay interest on the debentures in cash or in shares of our common stock, subject to certain conditions related to the market for shares of our common stock and the registration of the shares issuable upon conversion of the debentures under the Securities Act of 1933, as amended (the “Securities Act”).

The debentures are convertible at any time at the option of the holder into shares of our common stock at a price of $0.55 per share, subject to adjustment as set forth therein. If, after the effective date of the registration statement we agreed to file under the Securities Act covering the resale of shares of our common stock issuable upon the conversion of the debentures (the “Registration”), the closing price for our common stock for any 20 consecutive trading days exceeds $1.10, we may, within one trading day after the end of such period, require the holders of the debentures to immediately convert all or part of the then outstanding principal amount of their debentures.

Pursuant to the securities purchase agreement, the purchasers of our 6% debentures received warrants (the “Warrants”) to purchase an aggregate of 4,046,364 shares of our common stock. The Warrants have an exercise price, subject to certain adjustments, of $0.70 per share and are exercisable at any time on or prior to the sixth anniversary date of the Warrants. The Warrants do not grant the holders thereof any voting or other rights of our stockholders. The securities purchase agreement is filed with this report as Exhibit 10.2, the form of 6% convertible debenture is filed with this report as Exhibit 4.1, and the form of Warrant is filed with this report as Exhibit 4.2.

We also issued to the lead investor in the financing a warrant to purchase up to an aggregate of 3,500,000 units, containing one share of our common stock and one Warrant, at an initial purchase price of $0.55 per unit; provided, on or prior to the time of exercise, we receive an aggregate of $5.0 million of financing in addition to the financing as discussed above.  If we have not attained the financing condition on or before May 17, 2007, these lead investor’s warrants shall terminate and be of no further force or effect. The form of lead investor warrant is filed with this report as Exhibit 4.3.

Upon the occurrence of certain events of default defined in the debentures, including events of default under the transaction documents related to the financing, the full principal amount of the debentures, together with interest and other amounts owing, become immediately due and payable.   Obligations under the debentures are guaranteed by Xenomics, our wholly-owned subsidiary.  The form of subsidiary guarantee is filed with this report as Exhibit 10.3.

In connection with the issuance of the 6% secured convertible debentures, we entered into a registration rights agreement with the purchasers of the debentures. The registration rights agreement grants registration rights to holders of shares of our common stock issuable upon conversion of the debentures and upon exercise of the warrants. Pursuant to the registration rights agreement, we are required to file a registration statement under the Securities Act of 1933 covering the resale of the registrable securities on or prior to the 15th calendar day following the earlier of May 14, 2007 or the completion of an additional $5,000,000 of sales of our securities. We will pay all expenses incurred in connection with the registration described above, except for underwriting discounts and commissions. The registration rights agreement is filed with this report as Exhibit 10.1.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms and sale of, and the financial obligations created by, the 6% convertible debentures.

Item 3.02.             Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the 6% secured convertible debentures and the warrants. Each of the purchasers represented that they were accredited investors and we did not engage a broker or make any general solicitation in connection with the sale of the securities. The sale of the debentures and issuance of the warrants were made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The closing of the sale of the debentures and issuance of the Warrants occurred on November 14, 2006.  We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes.

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the financing discussed above, each of Samuil Umansky and Gabriele M. Cerrone resigned as directors of the Company effective November 14, 2006.  In addition, Mr. Umansky resigned as President effective November 14, 2006.  Previously on November 7, 2006, L. David Tomei resigned as Chief Executive Officer and Co-chairman of the Company.  Mr. Tomei remains as President and a director of SpaXen SRL, a joint venture in which we are 50% partners and Mr. Umansky remains as our Chief Scientific Officer.  Effective November 14, 2006, Gianluigi Longinotti-Buitoni was appointed by the Board to be Executive Chairman of the Board.

Mr. Buitoni is an entrepreneur with international experience and recognized success in numerous industries.  Mr. Buitoni has been CEO of Goal.com, an international new media company focused on sports and particularly soccer, since 2004.  He was President and CEO of Polo Europe, a division of Polo Ralph Lauren, from 2000 to 2003 where he led its expansion in the European marketplace.  From 1992 to 2000, Mr. Buitoni was CEO of  Ferrari North America.  Prior to that, Mr. Buitoni was an executive in his family’s European business, Industrie Buitoni Perugina, makers of Buitoni brand foods and Perugina luxury chocolates.

Item 9.01                Financial Statements and Exhibits

(c)          Exhibits.

4.1	Form of 6% Convertible Debenture due November 14, 2008.

4.2	Form of Common Stock Purchase Warrant.

4.3	Form of Lead Investor Common Stock Purchase Warrant.

10.1	Form of Registration Rights Agreement among Xenomics, Inc. and the purchasers signatory hereto.

10.2	Form of Securities Purchase Agreement among Xenomics, Inc. and the purchasers identified on the signature pages thereto.

10.3	Form of Subsidiary Guarantee.

99.1	Press Release dated November 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 20, 2006

XENOMICS, INC.

By:	/s/ Frederick Larcombe
Frederick Larcombe
Chief Financial Officer